EXHIBIT 3.1

                                                                    FILED
                                                             99 NOV 18 PM 12:37
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                            ARTICLES OF INCORPORATION
                                       OF
                         iNet TECHNOLOGY GROUP INCORPORATED

                                 ARTICLE 1. NAME

The name of this corporation is iNet TECHNOLOGY GROUP INCORPORATED).

                               Article 2. Purposes

The purpose or purposes for which this corporation organized are:

To acquire and own tangible and intangible asset including by not limited to stock or other equity or debt in companies, limited partnerships, limited liability companies or other such entities.

To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other instruments representing right or interests therein or any property or assets created or issued by any person, firm, association or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefore its own securities or to use its unrestricted or intention that the purposes specified in each of the paragraphs of this Article 2 shall be regarded as independent purposes and powers.

To do each and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which any at any time appear conductive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural pensions might, or could do, in any part of the world as principals, agents, partners; trustees or otherwise, either alone or in conjunction with any other persons, association or corporation.

To transact any and all lawful business or which corporations may be incorporated under the Florida General Corporation Act.

The foregoing clauses shall be construed both as purposes and powers, and shall not be held to limit or restrict in any manner the general power of the corporation, and the enjoyment and exercise thereof, as conferred by Laws of the State of Florida; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article 2 shall be regarded as independent purposes and power.

                 ARTICLE 3. REGISTERED OFFICE; REGISTERED AGENT

The address of the initial registered office of the corporation is 4400 PGA Boulevard, Suite 505, Palm Beach Gardens, Florida 33410 and the name of its initial registered agent at such address is Robert C. Hackney.

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                           ARTICLE 4. PRINCIPAL OFFICE

The business address of the corporation's principal office is; 326 Green Acres, Ft. Walton Beach, Florida 32547.

                               ARTICLE 5. DURATION

The period of this corporation's duration is perpetual.

                        ARTICLE 6. DIRECTORS AND OFFICERS

6.1 NUMBER; INITIAL DIRECTORS

    The number of directors constituting the initial board of directors one, and the name and address of the person who is to serve as a director until the first annual meeting of the shareholders or until their successors are elected and qualified is:

    Name                               Address
    ----                               -------

    Malcolm R. Roy                     4493 Ocean View Drive
                                       Destin, Florida 32541

6.2 CHANGES IN AUTHORIZED NUMBER OF DIRECTORS

    The numbers of directors of the corporation set forth in Section 6.1 of this Article shall constitute the authorized number of directors until changed by an amendment of these articles of incorporation or by a bylaw duly adopted by the vote or written consent of the holders of a majority of the then outstanding shares of stock in the corporation.

6.3 POWERS OF DIRECTORS

    Subject to the limitations contained in the articles of incorporation and the Florida General Corporation Act concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

    The board of directors shall delegate, to the extent that it considers necessary, any portion of its authority to manage, control, and conduct the current business of the company, to any standing or special committee of the corporate or to any officer or agent thereof. Notwithstanding any delegation of authority that the board may make hereunder, it shall exercise general supervision over the officers and agents of the corporation and shall be responsible to the shareholders for the proper performance of their respective duties.

6.4 REMOVAL OF DIRECTORS AND OFFICERS

    Any officer elected or appointed by the board of directors, or by the Executive Committee, or by the shareholders, or any number of the Executive Committee, or any other standing committee, or any director of this corporation may be removed at any time, with or without cause, in such manner as shall be provided in the bylaws of this corporation.

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6.5 VOTING DIRECTORS

    In all elections of directors of this corporation, each shareholder has the right to cast as many votes as equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all of such votes for a single director or may distribute them among the number of directors to be elected, or any two or more of them, as such shareholder may see fit. This Section 6.5 may be amended only by a vote of all of the outstanding shares of stock of the corporation.

                             ARTICLE 7. INCORPORATOR

The name and address of the Incorporator is:

    Name                               Address
    ----                               -------

    Malcolm R. Roy                     4493 Ocean View Drive
                                       Destin, Florida 32541

                            ARTICLE 8. CAPITALIZATION

    The total number of shares of all classes of stock which the corporation shall have authority to issue is 350,000,000, divided into 300,000,000 shares of common stock at $.001 par value each and 50,000,000 shares of preferred stock, at $1.00 par value each. This Article can be amended only by the vote or written consent of the holders of 100% of the outstanding shares.

8.1 STATEMENT OF RIGHTS FOR COMMON SHARES

(a) Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stocks shall be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends.

(b) In the event of any dissolution, liquidation or winding up of this corporation, whether voluntary or involuntary, after there shall have been paid to, the holders of shares of preferred stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of this corporation available for distribution to its shareholders. The board of directors may distribute in kind to the holders of the shares of common stock such remaining assets of this corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment in cash, stock or obligations of such other corporation, trust or entity or any combination of such cash, stock or obligations, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of the shares of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of this corporation (unless in connection with that event the dissolution, liquidation or winding up or this corporation is specifically approved) or the merger or consolidation of this corporation into or with any other corporation, or the merger of other corporation into it, or any purchase or redemption of shares of shares of this corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of this corporation for the purpose of this paragraph (b).

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(c) Except as provided by law or this certificate of incorporation with respect to voting by class or series, each outstanding share of common stock of this corporation shall entitle the holder of that share to one vote on each matter submitted to a vote at a meeting of shareholders.

(d) Such numbers of shares of common stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of preferred stock or any obligation of this corporation convertible into shares of common stock and (ii) upon exercise of any options or warrants to purchase shares of common stock.

8.2 STATEMENT OF RIGHTS FOR PREFERRED SHARES

    The board of directors is expressly authorized to adopt from time to time, a resolution or resolutions providing for the issue of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such shares, of each such series.

    The authority of the board of directors with respect to each such series shall include a determination of the following, which may vary as between the different series of preferred stock:

(a) The number of shares constituting the series and the distinctive designation of the series;

(b) The dividend rate on the shares of the series, the conditions and dates upon which dividends on such shares shall be payable, the extent, if any, to which, dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares;

(c) Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption;

(d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of this corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment such amount;

(e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to be the redemption, purchase or other retirement by this corporation of the shares of the series;

(f) The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

(g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

(h) Any other terms, conditions or provisions with respect to the series not inconsistent with the provisions of this Article or any resolution adopted by the board of directors pursuant to this Article.

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(i)  The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote at a meeting of shareholders. No holder of shares of preferred stock of this corporation shall, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.

                             ARTICLE 9. SHAREHOLDERS

9.1 AMENDMENT OF BYLAWS

     The board of directors has the power to make, repeal, amend and alter the bylaws of the corporation, to the extent provided in the bylaws. However, the paramount power to repeal, amend and alter the bylaws, or to adopt new bylaws, is vested in the shareholders. This power may be exercised by a vote of all of the shareholders presents at any annual or special meeting of the shareholders. Moreover, the directors have no power to suspend, repeal, amend or otherwise alter any bylaw or portion of any bylaw so enacted by the shareholders, unless the shareholders, in enacting any bylaw or portion of any bylaw, otherwise provide.

9.2 PERSONAL LIABILITY OF SHAREHOLDERS

     The private property of the shareholders of this corporation is not subject to the payment of corporate debts, except to the extent of any unpaid balance of subscription for shares.

9.3 VOTING RIGHTS

     Except as otherwise expressly provided by the law of the State of Florida or these articles of incorporation or the resolution of the board of directors providing for the issue of a series of preferred stock, the holders of the common stock shall possess exclusive voting power for the election of directors and for all other purposes. Every holder of record of common stock entitled to vote and, except as otherwise expressly provided in the resolution or resolutions of the board of directors providing for the issue of a series of preferred stock, every holder of record of any series of preferred stock at the time entitled to vote, shall be entitled to one vote for each share held.

9.4 ACTIONS BY WRITTEN CONSENT

     Whenever the vote of shareholders at a meeting of shareholders is required or permitted to be taken for or in connection with any corporate action by any provision of the corporation law of the State of Florida, or of these articles of incorporation or of the bylaws authorized or permitted by that law, the meeting and vote of shareholders may be dispensed with if the proposed corporate action is taken with the written consent of the holders of stock having a majority of the total number of votes which might have been cast for or in connection with that action if a meeting were held; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for that action, and provided that prompt notice is given to all shareholders of the taking of corporate action without a meeting and by less than unanimous written consent.

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                             ARTICLE 10. AMENDMENTS

     The corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in its articles of incorporation, as amended, to the extent and in the manner now or in the future permitted or prescribed by statute, and all rights conferred in these articles upon shareholders are granted subject to that reservation.

          ARTICLE 11. REGULATION OF BUSINESS AND AFFAIRS OF CORPORATION

11.1 POWERS OF BOARD OF DIRECTORS

(a) In furtherance and not in limitation of the powers conferred upon the board of directors by statute, the board of directors is expressly authorized, without any vote or other action by shareholders other than such as at the time shall be expressly required by statute or by the provisions of these articles of incorporation, as amended, or of the bylaw, to exercise all of the powers, rights and privileges of the corporation (whether expressed or implied in these articles or conferred by statute) and to do all acts and things which may be done by the corporation, including, without, limiting the generality of the above, the right

     (i) Pursuant to a provision of the bylaw, by resolution adopted by a majority of the actual number of directors elected and qualified, to designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in hat resolution or in the bylaw, shall have and exercise all the authority of the board of directors except as otherwise provided by law;

     (ii)      To make, alter, amend or repeal bylaw for the corporation;

     (iii) To authorize the issuance from time to time of all or any shares of the corporation, now or in the future authorized, part paid receipts or allotment certificates in respect of any such shares, and any securities convertible into or exchangeable for any such shares (regardless of whether those shares, receipts, certificates or securities be unissued or issued and subsequently acquired by the corporation), in each case to such corporations, associations, partnerships, firms, individuals, or others (without offering those shares or any part of them to the holders of any shares of the corporation of any class now or in the future authorized), and for such consideration (regardless of whether more or less than the par value of the shares), and on such terms as the board of directors from time to time in its discretion lawfully may determine;

     (iv) From time to time to create and issue rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the corporation of any class now or in the future authorized or any bonds or other obligations or securities of the corporation (without offering the same or any part of then to the holders of any shares of the corporation of any class now or in the future authorized);

     (v) In furtherance and not in limitation of the provisions of the above subdivisions (iii) and (iv), from time to time to establish and amend plans for the distribution among or sale to any one or more of the officers or employees of the corporation, or any subsidiary of the corporation, of any shares of stock or other securities of the corporation of any class, or for the grant to any of such officers or employees of rights or options to subscribe for, purchase or otherwise acquire any such shares or other securities, without in any case offering those shares or any part of them to the holders of any

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               shares of the corporation of any class now or in the future authorized; such distribution, sale or grant may be in addition to, or partly in lieu of the compensation of any such officer or employee and may be made in consideration for or in recognition of services rendered by the officer or employee, or to provide them with an incentive to serve or to agree to serve the corporation or any subsidiary of the corporation, or otherwise as the board of directors may determine; and

     (vi) To sell, lease, exchange, mortgage, pledge, or otherwise dispose of or encumber all or any part of the assets of the corporation unless and except to the extent otherwise expressly required by statute.

(b) The board of directors, in its discretion, may from time to time;

     (i) Declare and pay dividends upon the authorized shares of stock or the corporation out of any assets of the corporation available for dividends, but dividends may be declared and paid upon shares issued as party paid only upon the basis of the percentage of the consideration actually paid on those shares at the time of the declaration and payment;

     (ii) Use and apply any of its assets available for dividends in purchasing or acquiring any of the shares of the corporation; and

     (iii) Set apart out of its assets available for dividends such sum or sums as the board of directors may deem proper, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for maintaining or increasing the property or business of the corporation, or for any other purpose it may deem conducive to the best interests of the corporation. The board of directors in its discretion at any time may increase, diminish or abolish any such reserve in the manner in which it was created.

11.2 APPROVAL OF INTERESTED DIRECTOR OR OFFICER TRANSACTIONS

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its director or officers are director or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     1. The material facts as to his interest and as to the contract or transaction are disclosed or are known be the board of directors or the committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting me vote of the interested director or directors; or

     2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

     3. The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

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11.3 INDEMNIFICATI0N

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent; shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such other court shall deem proper.

(c) To the extent that any person referred to in paragraph (a) and (b) of this article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) of this article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this article. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or {c) by the shareholder.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final deposition of such action, suit or proceeding as authorized

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     by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall be ultimately be determined that he is entitled to be indemnified by the corporation as provided in this article.

(f) The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him/her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article 11.

(h) For the purposes of this article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

For the purpose of forming a corporation under the laws of the State of Florida, the undersigned, has personally executed these articles of incorporation on this 15th day of November, 1999.


/s/ Malcolm R. Roy
----------------------------------------
Malcolm R. Roy
(Incorporator)

STATE OF FLORIDA
COUNTY OF OKALOOSA

The foregoing Articles of Incorporation were acknowledged before me by Malcolm
R. Roy, who produced his Texas Driver's License as identification this the 15th day of November, 1999 by:


           ILLEGIBLE
----------------------------------------
Notary Public
State of Florida
                                     (SEAL)

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                                                                    FILED
                                                             99 NOV 18 PM 12:37
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA
CERTIFICATE DESIGNATING PLACE OF
BUSINESS OR DOMICILE FOR THE SERVICE
OF PROCESS WITHIN THIS STATE NAMING,
AGENT UPON WHOM PROCESS MAY BE SERVED

The following is submitted pursuant to Sections 48.091 (1) and 607.034, F1orida
Statutes:

iNet TECHNOLOGY GROUP INCORPORATED desiring to organize under the laws of the State of Florida being in the County of Palm Beach, at 4400 PGA Blvd., Suite 505, Palm Beach Gardens, FL 33410 has named Robert C. Hackney, Esquire, located at that same address as its initial registered agent to accept service of process within this state.

ACKNOWLEDGEMENT

Having been named to accept service of process for the above-stated corporation, at the initial registered office of the Corporation of this State, I hereby accept to act in this capacity and agree to comply with the provisions of said statute relative to keeping the registered office of the corporation open from 10:00 a.m. to noon each day, except Saturdays, Sundays and legal holidays, and to pose therein a sign designating the name of the corporation and the name of its registrant agent.

Date: November 15, 1999


/s/ Robert C. Hackney, Esquire
   ---------------------------------------
Robert C. Hackney, Esquire
                                       l0